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                                               NEW YORK
                                               PARIS
                                               WASHINGTON
                                               LONDON
                                               BRUSSELS
COUDERT BROTHERS                               HONG KONG
ATTORNEYS AT LAW                               SINGAPORE
                                               SAN FRANCISCO
1114 AVENUE OF THE AMERICAS                    BEIJING
NEW YORK, N.Y. 10036-7703                      SYDNEY
TEL: 212 626-4400  FAX: 212 626-4120           LOS ANGELES
                                               SAN JOSE
                                               TOKYO
October 29, 1996                               MOSCOW
                                               BANGKOK
                                               JAKARTA
DePuy, Inc.                                    HO CHI MINH CITY
700 Orthopaedic Drive                          HANOI
Warsaw, Indiana  46581                         MEXICO CITY
                                                   ASSOCIATED OFFICE
                                                   RIOS FERRER Y RIVERA, S.C.
Gentlemen:

     We are rendering our opinion with respect to the legality of the 14,780,000 shares of Common Stock, par value $.01 per share (the "Shares"), of DePuy, Inc., a Delaware corporation (the "Company"), being registered under the Securities Act of 1933 on the Company's Registration Statement on Form S-1 (File No. 333-09345) (the "Registration Statement").

     As counsel to the Company, we are familiar with the corporate proceedings of the Company relating to the authorization for issuance of the Shares, and have examined such instruments, documents, records and certificates, and we have made such other inquiries and investigations of fact, as we have deemed necessary for purposes of the opinions herein expressed.

     Based on the foregoing, and having regard for such other legal and factual considerations we deem relevant, we are of the opinion that the Shares, when sold under the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the reference to us under the heading "Legal Matters" in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,


                                     /s/ COUDERT BROTHERS